UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 20, 2006, BioMarin Pharmaceutical Inc. (the “Company”) issued a press release announcing that it intends to offer to sell, subject to market and other conditions, 9,000,000 shares of its common stock in an underwritten public offering. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of such common stock to cover over-allotments. The Company also announced in this release that, concurrently with the offering of common stock, the Company intends to offer to sell, subject to market and other conditions, $125,000,000 aggregate principal amount of senior subordinated convertible notes due 2013 in an underwritten public offering. The Company intends to grant the underwriter a 13-day option to purchase up to an additional $18,750,000 of notes to cover over-allotments. The common stock offering and senior subordinated convertible note offering are being conducted as separate public offerings by means of separate prospectus supplements pursuant to a registration statement on Form S-3 (Registration Statement No. 333-132566), and the offerings are not contingent upon each other.

A copy of the Company’s press release dated March 20, 2006 is attached hereto as Exhibit 99.1.

In accordance with Section 305(b) of the Trust Indenture Act of 1939, the Statement of Eligibility Qualification on Form T-1 of Wilmington Trust Company to act as trustee under the indenture relating to the senior subordinated convertible notes due 2013 is attached hereto at Exhibit 25.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit 25.1 – Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.

Exhibit 99.1 – Press Release dated March 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation (Registrant)
Date: March 22, 2006

	By:	/s/ G. Eric Davis
G. Eric Davis, Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit 25.1 – Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.

Exhibit 99.1 – Press Release dated March 20, 2006.